AMENDMENT NO. 1 TO
                       CORPORATE OPPORTUNITIES AGREEMENT

                This Amendment is made as of October 31, 1996 between Masco Corporation, a Delaware corporation ("Masco"), and MascoTech, Inc., f/k/a Masco Industries, Inc., a Delaware corporation ("Tech"), concerning that certain Corporate Opportunities Agreement (the "Opportunities Agreement"), dated as of May 1, 1987, between Masco and Tech. All capitalized terms not otherwise defined in this Amendment shall have the meaning given them in the Opportunities Agreement.

                A. Masco holds 24,824,690 shares of the Common Stock, par value $1.00 per share, of Tech (the "Tech Common Stock");

                B. Concurrently herewith, Tech has, among other things, repurchased from Masco 17,000,000 shares of the Tech Common Stock;

                C. In connection therewith, Masco and Tech desire to amend certain provisions of the Opportunities Agreement as set forth herein.

                      IN CONSIDERATION of the mutual covenants and agreements contained in this Amendment, the parties agree to amend the Opportunities Agreement as follows:

                1. All references to "Industries" are hereby revised to be references to "Tech."

                2. Paragraph 1 is hereby amended to read in its entirety as follows:

                      1. Business Opportunities for Tech. Neither Masco nor any of its subsidiaries shall consider undertaking any Third-Party Transaction (as hereinafter defined) which comes to the attention of Masco, Tech or any of their respective subsidiaries if such transaction involves metal-worked components, engineering or technical support services or aftermarket products in each case for the automotive industry and is not an Excluded Transaction (as hereinafter defined) unless Tech has first been provided with the opportunity to consider undertaking such transaction and thereafter either declines or fails, within a reasonable period, to conclude such transaction.

                3. Paragraph 2 is hereby amended to read in its entirety as follows:

                      2. Business Opportunities for Masco. Neither Tech nor any of its subsidiaries shall consider undertaking any Third-Party Transaction which comes to the attention of Tech, Masco or any of their respective subsidiaries if such transaction involves home improvement or building products or services unless Masco has first been provided with the opportunity to consider undertaking such transaction and thereafter either declines or fails, within a reasonable period, to conclude such transaction, except that a transaction by or with Emco Limited shall not be subject to the prohibition in this paragraph 2.


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                4.    Subparagraph 4(i) is hereby amended to read in its
entirety as follows:

                      (i) A "Third-Party Transaction" shall mean any acquisition, merger, consolidation or joint venture with, investment (other than investments solely in marketable securities or other noncontrolling minority investments) in or any similar transaction involving a party other than Tech, Masco, any of their respective subsidiaries or any other entities in which on the date hereof any of such corporations has investments not consisting solely of marketable securities.

                5. Subparagraph 4(ii) is hereby amended to read in its entirety as follows:

                      (ii) An "Excluded Transaction" shall mean any Third-Party Transaction with respect to a business which is not primarily involved in offering products or services to the automotive industry, including the automotive aftermarket.

                6. Paragraph 5 is hereby amended to read in its entirety as follows:

                      5. Duration. The term of this Agreement shall expire on September 30, 1998; provided, however, that the term shall be extended automatically for a period of one year each October 1 thereafter, subject to either party's right to terminate this Agreement by written notice to the other received at least 90 days prior to any such October 1. Termination of this Agreement shall not relieve either party of its obligations accruing hereunder through the effective date of such termination.

                7. All other terms and conditions of the Opportunities Agreement are hereby ratified and confirmed and remain in full force and effect.

                      IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment as of the date first above written.

                                        MASCO CORPORATION

                                        By: /s/John R. Leekley
                                        Name:  John R. Leekley
                                        Title: Senior Vice President and
                                                 General Counsel

                                        MASCOTECH, INC.

                                        By: /s/ Timothy Wadhams
                                        Name: Timothy Wadhams
                                        Title: Vice President-Controller and
                                                 Treasurer
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